Contact: Neenah, Inc.
Bill McCarthy
Vice President-Investor Relations
678-518-3278

Neenah Completes Successful Debt Refinancing
ALPHARETTA, GEORGIA. June 30, 2020 - Neenah, Inc. (NYSE:NP) announced today that the Company has entered into a Term Loan Credit Agreement, providing a Term Loan B Facility (“the Facility”) of seven years in the amount of $200 million. The Facility is rated BBB-by S&P Global Ratings and Ba3 by Moody's Investors Service. Neenah also announced today that it is calling its outstanding 2021 notes for redemption in full on July 16, 2020. Proceeds under the new Facility will be used to redeem the $175 million of outstanding 5.25% 2021 notes, repay borrowings under the Company’s senior secured revolving credit facility, and for general corporate purposes. The Company also has amended its Global Asset Based Lending Agreement to reduce the revolving credit facility from $225 million to $175 million and make certain other changes related to the refinancing and resizing.
The interest rate under the new Facility will be determined based on LIBOR or other published rates, with an expected initial rate of approximately 5.00%. The Term Loan Credit Agreement contains no financial maintenance covenants and includes other customary covenants for agreements of this nature. The Facility may be prepaid with a one percent call premium for the first 12 months, after which it may be prepaid, in whole or in part, without premium or penalty.
“We’re extremely pleased with the strong interest and resulting favorable terms for this new credit agreement,” said Paul DeSantis, Chief Financial Officer and Treasurer. “The facility supports our strong balance sheet and financial position, and modestly lowers our cash interest rate. Importantly, the structure also provides additional flexibility and will allow Neenah to be well-positioned to resume executing our growth strategies as global economies recover.”
J.P. Morgan, Bank of Montreal and Goldman Sachs acted as Joint Bookrunners and Joint Lead Arrangers on the Facility. J.P. Morgan is the Administrative Agent on the Facility with Bank of Montreal and Goldman Sachs as Co-Syndication Agents. Additional details on the credit agreement may be found in the Form 8-K to be filed with the Securities and Exchange Commission.
About Neenah
Neenah is a leading global specialty materials company focused on premium niche markets that value performance and image. Key products and markets include advanced filtration media, specialized performance substrates used for digital transfer, tape and abrasive backings, labels and other products, and premium printing and packaging papers. The Company is headquartered in Alpharetta, Georgia and its products are sold worldwide from manufacturing operations in the United States, Europe and the United Kingdom. Additional information can be found at the Company's web site, www.neenah.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and caution is given to investors that any forward-looking statements are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside the Company's control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located at www.neenah.com). Unless specifically required by law, the Company assumes no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.